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                                                                  Exhibit (g)(3)
                               Amended APPENDIX B
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       and
                          BROWN BROTHERS HARRIMAN & CO

                          Dated as of December 23, 2003

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of June 18, 2001 "the Agreement":

                      FORWARD HOOVER SMALL CAP EQUITY FUND

                          FORWARD HOOVER MINI-CAP FUND

                   FORWARD UNIPLAN REAL ESTATE INVESTMENT FUND

                  FORWARD HANSBERGER INTERNATIONAL GROWTH FUND

                   FORWARD INTERNATIONAL SMALL COMPANIES FUND

                             SIERRA CLUB STOCK FUND

                            SIERRA CLUB BALANCED FUND

BROWN BROTHERS HARRIMAN & CO.             FORWARD FUNDS, INC.
                                          on behalf of each of the Funds listed
                                          on the Appendix "B" to the Custodian
                                          Agreement


By: /s/ Timothy J. Connelly               By: /s/ John P. McGowan
   -----------------------------------       -----------------------------------
Name: Timothy J. Connelly                 Name: John P. McGowan
Title: Partner                            Title: Treasurer